[KPMG LETTERHEAD]

PO Box 695                                         Tel +44 (0) 171-311-1000
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Office of the Chief Accountant
SECPS Letter Files
Securities and Exchange Commission
Mail Stop 9-5                                      Our ref sc/it/568/secconfirm1
450 Fifth Street, N.W.
Washington, D.C.  20549


January 15, 1999


Ladies and Gentlemen:

Texon International plc


We were previously principal accountants for Texon International plc and, under the date of, March 31, 1998, we reported on the consolidated financial statements of Texon International plc and subsidiaries as of December 31, 1997 and its predecessor business United Texon Limited as of and for the years ended December 31, 1997 and 1996. On January 7, 1999, we were notified that we will not be reappointed as auditor of the company. We have read Texon International plc's statements included in its Form 6-K dated January 15, 1999, and we agree with such statements.


Yours faithfully



KPMG